Exhibit 10.13

购 销 合 同

Sales Agreement

合同编号: YZY2016-01

Contract number：YZY2016-01

签订地点：杭州

Place of execution: Hangzhou

签订时间：2016 年 7月18日

Date of execution: July 18, 2016

甲方：江阴施秀电子商务有限公司

乙方：杭州野之缘农业开发有限公司

Party A: Jiangyin Shixiu E-Commerce Co., Ltd.

Party B: Hangzhou Yezhiyuan Agriculture Development Co., Ltd.

根据《中华人民共和国合同法》及其他有关法律、法规之规定，买卖双方经过协商，确认根据下列条款订立合同，以资共同遵照执行。

In accordance with the People’s Republic of China Contract Law and related rules and regulations, the parties hereby enter into an agreement pursuant to the terms and conditions contained herein.

一、	货物清单及价格

Products and Price

序号 No	货物名称 Product Name	配置及规格 Specification	单位 Unit	单价(RMB:元) Price(RMB)	数量 Quantity	总价(RMB:元) Total Price(RMB)
1	西部寿果樱桃李红酒 Cherry plum wine	橡木桶装，5L/桶 5L oak barrels	桶 Barrel	1,600	20,000	32,000,000.00
2	西部寿果樱桃李红酒 Cherry plum wine	350ml/瓶，一箱6瓶 750ml glass bottle,6 bottles per box	箱 Box	1,560	22,000	34,320,000.00
	合 计 SUM					66,320,000.00

二、	质量与技术标准和产品包装

Quality and Technology Standards and Product Packaging

1、 质量与技术标准：

Quality and Technology Standards

产品的质量技术标准为产品制造商（下称原厂商）制定的质量技术标准。 买方已知悉上述标准，并确认采用该标准的产品能满足买方对产品的要求。

The quality standards shall be the producer’s standards. The purchaser has acknowledged such standards and confirms such standards meet its product requirements.

2、产品包装：

Packaging

（1） 有原厂包装的，按原厂包装标准；

If original packaging is included, use the original packaging;

（2） 没有原厂包装的，按卖方包装标准进行包装。

If there is no original packaging, products shall be packaged based on Seller’s standards.

三、	收货事项

Delivery

1、 本合同产品的到货日期为：双方协商自行确定到货日期。

The date of delivery: as stipulated in the contract which will be negotiated by both parties.

2、 本合同总货款实行预付保证金100万元，保证金到款发第一批货。

RMB 1,000,000 yuan as prepaid deposit. The first batch of goods will be shipped once the deposit is received.

3、 本合同共分五批发货，每批货到支付相应比例的货款金额

This contract comprises five shipments. Each payment should match the quantity of each shipment.

4、 本合同经双方签订后正式生效，付款方式：货到付款。

The agreement shall become effective upon execution by both parties. The payment shall be due upon on delivery.

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5、甲方未付齐货款全款（100%）之前，货物所有权归乙方所有。

Before Party A pays the full amount (100%) of the purchase price, Party B shall own all the goods.

四、	包装、运输、交货、验收及异议的提出。

Packaging, Transportation, Delivery, Inspection and Objection

1、 货物包装为制造商原包装。

The products shall bear the original packaging.

2、 货物的运输和运输过程中的保险由乙方负责办理，费用有乙方承担。

Party B shall arrange shipping and obtain shipping insurance and pay for the related costs.

3、 乙方负责在杭州建德市新安江将货物交付给甲方。甲乙双方应对设备共同验收，随产品箱内所提供装箱单作为验收的标准件，乙方供应货物在数量、质量和包装上符合生产厂家的规定，则视为乙方交货完成。交货后的风险责任由甲方承担。

Party B shall be responsible for the delivery of the goods to Party A in Xin’anjiang, Jiande, Hangzhou. Both parties shall inspect the goods together. Based on the packing list, if the products supplied by Party B conforms to the manufacturer’s requirements in terms of quantity, quality and packaging, the delivery by Party B shall be deemed completed. After the completion of delivery of the goods, Party A shall bear the risk after delivery.

4、甲方发现收到的货物与规定的不符，应在货物到达之后5个工作日内向乙方提出书面异议，乙方在收到异议后应在合理期间内根据产品的具体情况协助甲方解决，直至验收合格。甲方怠慢行使该该项权利，视为产品验收合格。

If any consistency exists, Party A should notify Party B in five business days in written after the delivery. Party B is obliged to assist Party during problem solving process.

五、	免责条款

exemption clause

1、 双方约定由于水灾、火灾、地震、台风、战争、海关检查、进口手续及厂商供货延迟，等不可抗拒的原因，导致合同不能全部或部分履行（或适当履行）的，免除相应的违约责任。

The two parties agree that if the agreement cannot be fully or partially performed due to flood, fire, earthquake, typhoon, war, customs inspection, import processing and delay in supply by manufacturers, etc., the parties shall be exempted from corresponding liabilities.

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2、 受到上述免责事项影响的一方，应在10天内通知另一方。

A written notice should be provided within 10 days if abovementioned circumstance occurs.

3、如果受上述免责事项的影响，使本合同只要义务之履行延迟的时间超过180天，则任何一方均有权接触合同而不承担任何后果，也可有双方协议采取其他补救措施。

If as a result of the aforementioned events, the contract is delayed for more than 180 days, any party have the right to terminate the contract and does not assume any consequences as well as take take other remedial measures agreed by both parties.

六、	违约责任

Liability for breach of contract

1、 甲方逾期付款的，应每日向乙方支付合同标的金额千分之一的违约金。

Party A shall pay Party B 0.1% of the contract amount each day as penalty if Party A fails to make the payment in time.

2、乙方逾期交货的，应每日向甲方支付合同标的金额千分之一的违约金。

Party B shall pay Party A 0.1% of the contract amount each day as penalty if Party B fails to deliver the goods in time.

七、	争议解决的方式

Dispute Resolution

本合同项下发生的争议，由双方协商解决，协商不成的，双方同意交由合同签订地法院管辖，由败诉方承担律师费，交通费等相关合理费用。

Disputes arising under this contract shall be settled through negotiation by both parties. The parties shall agree to the jurisdiction of the local court in the place of execution.

The losing party shall pay for the attorney fees, transportation and other relevant reasonable expenses.

八、	其他

Others

1、甲、乙双方应保守通过签订和履行本合同而获取的对方之商业及技术秘密，包括本合同文本，相关技术文件、相关数据，以及其他有关信息。

Party A and Party B shall keep the business and technical secrets of the other party by signing and performing this contract, including the text of this contract, relevant technical documents, relevant data, and other relevant information.

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2、 就本合同订立及履行过程中的问题或与本合同有关的问题，一方作出有法律效力的意思表示，应以书面形式作出，加盖本方公章，且向对方送达，对方应五个工作日内回函，否则视为无效。

If one party raises issues concerning the execution and performance of the agreement or any issue related to this agreement, the party shall put them in writing, affixed with the official seal and served to the other party, the other party shall reply within five working days, otherwise it will be regarded as invalid.

3、本合同及附件经双方签字盖章后即生效，双方签署的相关文件与本合同具有同等法律效力。本合同及附件经双方以传真形式签字盖章后文件同样有效。本合同一式两份，双方各执一份，具有同等法律效力。

The contract and the annex shall become effective upon signing by both parties. The relevant documents and the contract has the same legal effect. This contract and the attachments are equally valid after both parties signed. This contract is made in two copies, with each party holding one copy and the same legal effect.

甲方：江阴施秀电子商务有限公司	乙方：杭州野之缘农业开发有限公司

JIANGSU SHIXIU E-COMMERCE CO，LTD	Hangzhou Yezhiyuan Agriculture Development Co., Ltd.

（盖章）

(Stamp)JIANGSU SHIXIU E-COMMERCIAL CO，LTD	（盖章）(Stamp)

签字：	签字：	/s/ Jianrong Xia

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